EXHIBIT 99.1

Filed by IntercontinentalExchange, Inc.
(Commission File No. 001-32671)
Pursuant to Rule 425 under the Securities Act of 1933, as amended
Subject Company:
The New York Board of Trade, Inc.
Date: September 14, 2006

PRESS RELEASE
Contact:
Kelly Loeffler, VP, Investor and Public Relations	Guy Taylor
IntercontinentalExchange	New York Board of Trade
770-857-4726	(212) 748-4103
kelly.loeffler@theice.com	gtaylor@nybot.com
IntercontinentalExchange Enters into Agreement to Acquire
New York Board of Trade
Transformative merger will integrate proprietary clearing capabilities, state-of-the-art technology, and complementary high-growth global futures and OTC markets
ATLANTA, GA (September 14, 2006) —IntercontinentalExchange (NYSE: ICE), the leading electronic energy marketplace, today announced that it has entered into a definitive merger agreement to acquire the New York Board of Trade® (NYBOT®), the world’s leading soft commodity exchange, for consideration of approximately $1 billion. The transaction consideration will comprise 10.297 million shares of ICE common stock and $400 million in cash. Upon consummation, NYBOT will become a wholly-owned subsidiary of ICE.
“The combination of two global and rapidly growing commodity marketplaces, together with a highly respected clearinghouse, allows us to expand ICE’s offerings for market participants, as well as create long-term shareholder value,” said ICE’s Chairman and CEO Jeffrey C. Sprecher. “We believe NYBOT’s strong heritage, diverse range of products and rapidly growing markets, combined with ICE’s proven innovation, global reach and ability to successfully integrate acquisitions, will create a premier global derivatives exchange. We look forward to working together with the floor community to expand NYBOT’s product offering and customer base.”
Prior to consummation of the merger, ICE has agreed to make its widely distributed commodity trading platform available to NYBOT on reasonable commercial terms for the electronic trading of its products. ICE maintains and develops its technology, which has been tailored for commodity markets. Today, thousands of commodity market participants in 44 jurisdictions rely on ICE’s liquid electronic markets to trade contracts on crude oil and refined products, natural gas and power.
“This historic step ensures that the leading soft commodities exchange maintains its global leadership in its markets and its course for continued expansion,” said Frederick W. Schoenhut, Chairman of the NYBOT. “The NYBOT and its membership believe this combination is an exceptional opportunity to capitalize on the strength of each partner to create and participate in an unparalleled commodity marketplace. We are excited about joining our unique and valuable range of liquid benchmark products with ICE’s robust marketplace, strong management team and public company structure.”
“It was essential for our future growth to partner with a rapidly expanding exchange such as ICE,” said C. Harry Falk, NYBOT President and CEO. “While we considered a number of qualified potential partners, we feel this agreement with ICE is the best fit for our exchange and our long-term goals. This merger provides our unique traditional markets the resources necessary to provide greater access and a higher level of service to our global users. It will allow us to continue using open-outcry trading, while providing a state-of-the-art electronic trading capability, thus giving our market participants a choice in how they wish to trade.”
ICE expects the transaction to be accretive within 12 to 18 months of closing, as full run-rate synergies are achieved. Based on recent results and fully realized synergies, ICE estimates that the transaction could yield over $50 million in total pretax synergies, consisting of a combination of pre-tax clearing synergies of approximately $41 million, potential pre-tax income from electronic trading opportunities in excess of $6 million and potential annual expense synergies of $10 million. These synergies are described in more detail below and in the supplemental information posted on ICE’s website at www.theice.com. The merger is expected to close in the first half of 2007.
Strategic and financial benefits expected to result from the merger include:
•	Clearing synergies: In the last 12 months ICE has introduced 61 new cleared products, with ICE customers paying $36 million in clearing fees to ICE’s third-party clearing provider. ICE believes this transaction will benefit customers by producing clearing benefits, and will support and drive growth in trading of ICE’s cleared products, including the development of new futures and OTC contracts.

•	Revenue and expense synergies: In addition to revenue opportunities in clearing, the merger is expected to facilitate growth in the range of commodity, currency and index products offered by NYBOT, including expansion into the yet-untapped OTC markets. In addition, the integration of the ICE platform and NYBOT’s clearinghouse is expected to continue to support innovation around product offerings and new business opportunities. ICE and NYBOT have identified expense synergies in a variety of areas, including technology, marketing and overhead.

•	Customer fit: ICE and the NYBOT have complementary commodity market participants. In addition, the products offered by the exchanges feature similar volume growth and price volatility characteristics. These characteristics are also favored by electronic market participants. The NYBOT is an integral part of the New York commodity trading community, and as such, can extend the exposure of ICE’s markets. Similarly, ICE Futures’ global customer base will be able to access the NYBOT products for the first time.

•	New markets: By leveraging and integrating clearing and technology, ICE will have the ability to enter new markets and leverage the expertise gained in its OTC energy markets where ICE pioneered the concept of OTC clearing. The blend of energy and agricultural product offerings also presents new areas of potential product development such as NYBOT’s ethanol contract.

•	Proprietary electronic platform: Thousands of commodity market participants rely on ICE’s electronic platform each day. The availability of NYBOT products on a widely distributed platform would increase accessibility of additional key global commodity benchmarks on a common technology interface. ICE’s technology also offers commodity market participants straight-through processing, real-time market data and electronic trade confirmations for non-electronically executed trades.
Agreement Terms and Structure
Under terms of the merger agreement, NYBOT, a member-owned, not-for-profit entity in New York, would be merged into a Delaware for-profit corporation and become a subsidiary of ICE. ICE will finance the cash portion of the merger consideration with cash on hand and borrowings. The number of shares of ICE common stock expected to be issued pursuant to the merger agreement will represent approximately 15% of the issued and outstanding share capital of ICE following the consummation of the merger.
The transaction is subject to approval by members of NYBOT, the receipt of required government approvals, the expiration of the applicable Hart-Scott-Rodino waiting period and receipt of all required Commodity Futures Trading Commission (CFTC) approvals. Two directors from the current NYBOT board will join the ICE board.
NYBOT members and member firms must retain 30% of the ICE stock received for each seat to remain a member with floor trading rights, and to maintain privileges and fee discounts.
After the closing of the transaction, ICE expects to operate under various regulatory regimes. The combined business will include a U.S. futures exchange under U.S. CFTC regulation, in addition to ICE’s existing U.K.-based futures exchange, ICE Futures, which is regulated by the Financial Services Authority. ICE’s transparent OTC marketplace will continue to operate as an Exempt Commercial Market under the Commodity Exchange Act.
Evercore Group L.L.C. is serving as the exclusive financial advisor to ICE on the transaction, and Brown Brothers Harriman is serving as the exclusive financial advisor to the NYBOT on the transaction. Houlihan Lokey Howard & Zukin is providing a fairness opinion to NYBOT.
ICE Investor Presentation—Friday, September 15 at 8:00 a.m. ET
ICE will host an investor call and presentation on Friday, September 15 at 8:00 a.m. Eastern Time. A live audio webcast of the call will be available on the Investor Relations section of the company’s website, www.theice.com. The presentation will be available on the ICE website. Those wishing to listen to the live conference via telephone should dial-in at least 10 minutes before the call begins.

United States:	(800) 295-4740
International:	(617) 614-3925
Passcode:	91052141
Note to media: For B-roll footage, please contact ICE and/or NYBOT media relations. ICE: kelly.loeffler@theice.com. NYBOT: gtaylor@nybot.com.
About IntercontinentalExchange
IntercontinentalExchange® (NYSE: ICE) operates the leading global, electronic marketplace for trading both futures and OTC energy contracts. ICE offers a range of contracts based on crude oil and refined products, natural gas, power and emissions. ICE conducts its futures markets through its regulated London-based subsidiary, ICE Futures, Europe’s leading energy exchange. ICE Futures offers liquid markets in the world’s leading oil benchmarks: Brent Crude futures and West Texas Intermediate (WTI) Crude futures, as well as the leading heating oil futures contract by traded volume. ICE introduced the concept of cleared OTC energy contracts and today offers the most liquid and transparent electronic OTC market in North America. ICE also offers a range of risk management and trading support services, including customized energy market data offerings through its ICE Data business unit and electronic trade confirmations. ICE was added to the Russell 1000® Index on June 30, 2006. Headquartered in Atlanta, ICE also has offices in Calgary, Chicago, Houston, London, New York and Singapore, with regional telecommunications hubs in Chicago, New York, London and Singapore. For more information, please visit www.theice.com.
About NYBOT
The New York Board of Trade (NYBOT) is New York’s original futures exchange, where the world trades food, fiber and financial products. For well over a century, the New York Board of Trade has provided reliability, integrity and security in a global marketplace for cocoa, coffee, cotton, ethanol, orange juice, wood pulp and sugar, as well as currency and index futures and options. Information about the New York Board of Trade can be found at www.nybot.com and www.nybotlive.com. To learn more about New York Board of Trade Futures & Options for Kids, the Exchange’s non-profit group, please go to www.futuresandoptionsforkids.org.
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Forward-Looking Statements— Certain statements in this press release may contain forward-looking information regarding IntercontinentalExchange, Inc., the New York Board of Trade, and the combined company after the completion of the merger that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the merger transaction involving ICE and NYBOT, including future strategic and financial benefits, the plans, objectives, expectations and intentions of ICE following the completion of the merger, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of ICE’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
The following factors, among others, could cause actual results to differ from those as set forth in the forward-looking statements: the ability to obtain governmental approvals and rulings on or regarding the transaction on the proposed terms and schedule; the failure of NYBOT members to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the revenue opportunities, cost savings and other anticipated synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending and third-party relationships and revenues; social and political conditions such as war, political unrest or terrorism; general economic conditions and normal business uncertainty. Additional risks and factors are identified in ICE’s filings with the Securities and Exchange Commission, including ICE’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.
You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligations to disclosure material information under the Federal securities laws, ICE undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release.
Important Merger Information
In connection with the proposed merger, ICE intends to file relevant materials with the SEC, including a prospectus regarding the proposed transaction. Such documents, however, are not currently available. INVESTORS ARE URGED TO READ THE PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the prospectus, as well as other filings containing information about ICE and NYBOT without charge, at the SEC’s website (http: // www.sec.gov) once such documents are filed with the SEC. Copies of the prospectus will also be available, without charge, once they are filed with the SEC by directing a request to ICE at 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia, 30328. Attention: Investor Relations or by emailing a request to ir@theice.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.